Exhibit 99.p(2)


                        BROADMARK ASSET MANAGEMENT, LLC

                                 CODE OF ETHICS
                                 --------------

                               Adopted June 2011

I.    INTRODUCTION

      High ethical standards are essential for the success of Broadmark Asset Management, LLC ("Broadmark" or "Adviser") and to maintain the confidence of clients and investors in investment funds managed by the Adviser ("clients"). The Adviser's long-term business interests are best served by adherence to the principle that the interests of clients come first. We have a fiduciary duty to clients to act solely for the benefit of our clients. All personnel of the Adviser, including officers and employees of the Adviser must put the interests of the Adviser's clients before their own personal interests and must act honestly and fairly in all respects in dealings with clients. All personnel of the Adviser must also comply with all federal securities laws. In recognition of the Adviser's fiduciary duty to its clients and the Adviser's desire to maintain its high ethical standards, the Adviser has adopted this Code of Ethics (the "Code") containing provisions designed to prevent improper personal trading, identify conflicts of interest and provide a means to resolve any actual or potential conflicts in favor of the Adviser's clients.

      Adherence to the Code of Ethics and the related restrictions on personal investing is considered a basic condition of employment by the Adviser. If you have any doubt as to the propriety of any activity, you should consult with the Compliance Officer, who is charged with the administration of this Code of Ethics.

II.   DEFINITIONS

      1. Access Person means any officer or employee of the Adviser, or other person who provides investment advice on behalf of the Adviser and is subject to the supervision and control of the Adviser (i) who has access to nonpublic information regarding any clients' purchase or sale of securities, or nonpublic information regarding portfolio holdings of any reportable fund or (ii) who is involved in making securities recommendations to clients (or who has access to such recommendations that are nonpublic).

      2. Automatic Investment Plan means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation, including a dividend reinvestment plan.

      3. Beneficial ownership includes ownership by any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect financial interest other than the receipt of an advisory fee.

      4. Covered Person means any outside Manager, officer, employee or Access Person of the Adviser.

      5. Outside Manager means any person serving on the Management Committee, other than the Class A Managers, who does not have regular access to non-public information regarding any clients' purchase or sale of securities, or nonpublic information regarding portfolio holdings of any reportable fund.

      6. Personal Account means any account in which a Covered Person has any beneficial ownership.

      7. Reportable Security means a security as defined in section 202(a)(18) of the Act (15 U.S.C. 80b-2(a)(18)) and includes any derivative, commodities, options or forward contracts relating thereto, except that it does not include:

            (i)   Direct obligations of the Government of the United States;

            (ii) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

            (iii) Shares issued by money market funds;

            (iv) Shares issued by registered open-end funds other than exchange-traded funds and other than registered funds managed by the Adviser or registered funds whose adviser or principal underwriter controls the Adviser, is controlled by the Adviser, or is under common control with the Adviser (each a "Reportable Fund"); and

            (v) Shares issued by unit investment trusts that are invested exclusively in one or more registered open-end funds, none of which are reportable funds.

      8. Restricted Security means any reportable security that (1) a client owns or is in the process of buying or selling; or (2) the Adviser is researching, analyzing or considering buying or selling for a client.

      9. Short Sale means the sale of securities that the seller does not own. A Short Sale is "against the box" to the extent that the seller contemporaneously owns or has the right to obtain securities identical to those sold short, at no added cost.

III.  APPLICABILITY OF CODE OF ETHICS

      Personal Accounts of Access Persons. This Code of Ethics applies to all Personal Accounts of all Access Persons.

      A Personal Account also includes an account maintained by or for:

      o An Access Person's spouse (other than a legally separated or divorced spouse of the Access Person) and minor children;

      o Any immediate family members who live in the Access Person's household;

      o Any persons to whom the Access Person provides primary financial support, and either (i) whose financial affairs the Access Person controls, or (ii) for whom the Access Person provides discretionary advisory services; and

      o Any partnership, corporation or other entity in which the Access Person has a 25% or greater beneficial interest, or in which the Access Person exercises effective control.

      A comprehensive list of all Access Persons and Personal Accounts will be maintained by the Adviser's Compliance Officer or his designee.

      Notwithstanding any provision to the contrary herein, this Code of Ethics is not intended to impose any preclearance or reporting requirements on any outside Manager except to the extent that an outside Manager knew or, in the ordinary course of fulfilling his or her official duties as an outside Manager, should have known that during the 15-day period immediately before or after the outside Manager's transaction in a Restricted Security, the Firm purchased or sold the Restricted Security on behalf of a client, or the Firm considered purchasing or selling the Restricted Security.

IV.   RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES

      1. General. It is the responsibility of each Access Person to ensure that a particular securities transaction being considered for his or her Personal Account is not subject to a restriction contained in this Code of Ethics or otherwise prohibited by any applicable laws. Personal securities transactions for Access Persons may be effected only in accordance with the provisions of this Section.

      2. Preclearance of Transactions in Personal Account. An Access Person must obtain the prior written approval of the Senior Portfolio Manager/Head Trader or the Chief Investment Officer (each hereinafter "Approving Officer") before engaging in any transaction in his or her Personal Account. The Approving Officer may approve the transaction if he concludes that the transaction would comply with the provisions of this Code of Ethics and is not likely to have any adverse economic impact on clients. A request for preclearance must be made by email, with a copy to the Compliance Officer, in advance of the contemplated transaction. No particular form is required, but the email must include sufficient detail for the Approving Officer to decide if a trade is permissible.

            Any approval given under this paragraph will be provided by email, with a copy to the Compliance Officer, and will remain in effect for 72 hours.

      3. Initial Public Offerings. An Access Person may not acquire any direct or indirect beneficial ownership in any securities in any initial public offering without prior written approval of the Approving Officer.

      4. Private Placements and Investment Opportunities of Limited Availability. An Access Person may not acquire any beneficial ownership in any securities in any private placement of securities or investment opportunity of limited availability unless the Approving Officer has given express prior written approval. The Approving Officer, in determining whether approval should be given, will take into account whether the investment opportunity would have an adverse economic impact on any client.

      5. Service on Boards of Directors; Other Business Activities. An Access Person may not serve as a director (or similar position) on the board of any company or as a member of a credit committee of any company, excluding charitable and non-profit organizations, unless the Access Person has received written approval from the Compliance Officer and the Adviser has adopted policies to address such service. Authorization will be based upon a determination that the board service would not be inconsistent with the interest of any client account. At the time an Access Person submits the initial holdings report in accordance with Section VI (3) of this Code of Ethics, the Covered Person will submit to the Compliance Officer a description of any business activities in which the Access Person has a significant role. A Form of Report on Outside Business Activities is attached as Attachment D. Any outside business activities of an Access Person must be approved by the Compliance Officer. Additionally, all Covered Persons must submit Attachment D so as to disclose any potential conflicts of interest. Compliance Officer authorization of such activities by outside Managers is not required.

      6. Management of Non-Adviser Accounts. Access Persons are prohibited from managing accounts for third parties who are not clients of the Adviser or serving as a trustee for third parties unless the Compliance Officer preclears the arrangement and finds that the arrangement would not harm any client. The Compliance Officer may require the Access Person to report transactions for such account and may impose such conditions or restrictions as are warranted under the circumstances.

V.    EXCEPTIONS FROM PRECLEARANCE PROVISIONS

      In recognition of the de minimis or involuntary nature of certain transactions, this section sets forth exceptions from the preclearance requirements. The restrictions and reporting obligations of the Code of Ethics will continue to apply to any transaction exempted from preclearance pursuant to this Section. Accordingly, the following transactions will be exempt only from the preclearance requirements of
      Section IV(2):

      1. Purchases or sales that are non-volitional on the part of the Access Person such as purchases that are made pursuant to a merger, tender offer or exercise of rights;

      2.    Purchases or sales pursuant to an Automatic Investment Plan;

      3.    Transactions in securities that are not Reportable Securities; and

      4. Transactions effected in, and the holdings of, any account over which the Access Person has no direct or indirect influence or control (i.e., blind trust, discretionary account or trust managed by a third party).

VI.  REPORTING

      1. Duplicate Copies of Broker's Confirmations and Account Statements to Adviser. All Access Persons must direct their brokers or custodians or any persons managing the Access Person's account in which any Reportable Securities are held to supply the Compliance Officer or his designee with:

            o duplicate copies of securities trade confirmations ("Broker's Confirmations") within 30 days after the Access Person's transaction

            o     the Access Person's monthly and quarterly brokerage statements

            o All Access Persons must submit to the Compliance Officer a report of their securities transactions no later than 30 days after the end of each calendar quarter. The report must set forth each transaction in a Reportable Security in which the Access Person had any beneficial interest during the period covered by the report. A form of quarterly report is set forth as Attachment C.

      2. New Accounts. Each Access Person must notify the Compliance Officer promptly if the Access Person opens any new account in which any securities are held with a broker or custodian or moves such an existing account to a different broker or custodian.

      3. Disclosure of Securities Holdings. All Access Persons will, within 10 days of commencement of employment with the Adviser, submit an initial statement to the Compliance Officer listing all of the:

            o securities in which the Access Person has any beneficial ownership, (including title and exchange ticker symbol or CUSIP number, type of security, number of shares and principal amount (if applicable) of each reportable security in which the Access Person has any beneficial ownership);

            o the names of any brokerage firms or banks where the Access Person has an account in which any securities may be held;

            The report must be dated the day the Access Person submits it, and must contain information that is current as of a date no more than 45 days prior to the date the person becomes an Access Person of the Adviser. Access Persons will annually submit to the Compliance Officer an updated statement, which must be current as of a date no more than 45 days prior to the date the report was submitted. A form of the initial report is set forth in Attachment B.

      4. Exceptions to Reporting Requirements. An Access Person need not submit any report with respect to securities held in accounts over which the Access Person has not direct or indirect influence or control or transaction reports with respect to transactions effected pursuant to an automatic investment plan.

      5. Covered Persons must report immediately any suspected violations to the Compliance Officer.

      6. Transactions Subject to Review. The Reportable Securities transactions reported on the Broker's Confirmations will be reviewed and compared against client Reportable Securities transactions.

VII.  RECORDKEEPING

      The Compliance Officer or his designee will keep in an easily accessible place for at least five (5) years copies of this Code of Ethics, all Broker's Confirmations and periodic statements and reports of Access Persons, copies of all preclearance forms, records of violations and actions taken as a result of violations, acknowledgments and other memoranda relating to the administration of this Code of Ethics.

      The Compliance Officer will verify that the Adviser has a list of all Covered Persons (which includes all Access Persons) of the Adviser currently and for the last five (5) years.

      All Broker's Confirmations and periodic statements of Access Persons may be kept electronically in a computer database at the Adviser's option.

VIII. GIFTS AND BUSINESS ENTERTAINMENT POLICY

      1. Gifts. An Access Person is prohibited from improperly using his or her position at the Adviser to obtain an item of value from any person or company that does business with the Adviser. Access Persons must report to the Compliance Officer receipt of any gift greater than $300 in value from any person or company that does business with the Adviser or a private investment vehicle managed by the Adviser. Unsolicited business entertainment, including meals or tickets to cultural and sporting events do not need to be reported if: a) they are not so frequent or of such high value as to raise a question of impropriety and b) the person providing the entertainment is present at the event.

IX.   OVERSIGHT OF CODE OF ETHICS

      1. Acknowledgment. The Compliance Officer will annually distribute a copy of the Code of Ethics to all Covered Persons. The Compliance Officer will also distribute promptly all amendments to the Code of Ethics. All Covered Persons are required annually to sign and acknowledge their receipt of this Code of Ethics by signing the form of acknowledgment attached as Attachment A (for Access Persons) or Attachment A1 (for Covered Persons who are not Access Persons) or such other form as may be approved by the Compliance Officer.

      2. Review of Transactions. Each Access Person's transactions in his/her Personal Account will be reviewed on a regular basis and compared with pre-approvals. Any Access Person transactions that are believed to be a violation of this Code of Ethics will be reported promptly to the management of the Adviser. The Chief Financial Officer of the Adviser will review the Compliance Officer's transactions and preclearance requests.

      3. Sanctions. Adviser's management, with advice of legal counsel, at their discretion, will consider reports made to them and upon determining that a violation of this Code of Ethics has occurred, may impose such sanctions or remedial action as they deem appropriate or to the extent required by law. These sanctions may include, among other things, disgorgement of profits, suspension or termination of employment and/or criminal or civil penalties.

      4. Authority to Exempt Transactions. The Compliance Officer has the authority to exempt any Covered Person or any personal securities transaction of a Covered Person from any or all of the provisions of this Code of Ethics if the Compliance Officer determines that such exemption would not be against any interests of a client and in accordance with applicable law. The Compliance Officer will prepare and file a written memorandum of any exemption granted, describing the circumstances and reasons for the exemption.

      5. ADV Disclosure. The Compliance Officer will ensure that the Adviser's Form ADV (1) describes the Code of Ethics and (2) offers to provide a copy of the Code of Ethics to any client or prospective client upon request.

X.    CONFIDENTIALITY

All reports of personal securities transactions and any other information filed pursuant to this Code of Ethics will be treated as confidential to the extent permitted by law.

                                                                    ATTACHMENT A

                        BROADMARK ASSET MANAGEMENT, LLC

                 CODE OF ETHICS ACKNOWLEDGMENT BY ACCESS PERSON
                 ----------------------------------------------

I hereby acknowledge receipt of the Broadmark Asset Management, LLC Code of Ethics and certify that I have read and understand it and agree to abide by it. I hereby represent that all my personal securities transactions will be effected in compliance with the Code.

I also confirm that I have instructed all brokerage firms where I maintain an account in which Reportable Securities are held to supply duplicate copies of my trade confirmations and monthly and quarterly brokerage account statements to the Compliance Officer or his designee and have reported to the Compliance Officer all Reportable Securities transactions in which I had or obtained any direct or indirect beneficial ownership.


Date:
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                                         Signature


                                         ---------------------------------------
                                         Print Name

                                                                   ATTACHMENT A1

                        BROADMARK ASSET MANAGEMENT, LLC

        CODE OF ETHICS ACKNOWLEDGMENT BY COVERED, BUT NON- ACCESS PERSON
        ----------------------------------------------------------------

I hereby acknowledge receipt of the Broadmark Asset Management, LLC Code of Ethics and certify that I have read and understand it and agree to abide by it. I hereby represent that all my personal securities transactions will be effected in compliance with the Code.

I also confirm that I will report to the Compliance Officer any transaction in a Restricted Security where I knew or, in the ordinary course of fulfilling my official duties as an outside Manager I should have known, that in a 15-day period immediately before or after my transaction that the Firm purchased, sold, or considered purchasing or selling, the same Restricted Security.




Date:
     -------------------------------     ---------------------------------------
                                         Signature


                                         ---------------------------------------
                                         Print Name

                                                                    ATTACHMENT B

                        BROADMARK ASSET MANAGEMENT, LLC
               INITIAL HOLDINGS REPORT AND ANNUAL HOLDINGS REPORT


To:        Compliance Officer

Subject:   Personal Securities Holdings
--------------------------------------------------------------------------------

Pursuant to the Code, you must submit an initial holdings report and an updated annual holdings report that lists all Reportable Securities (as defined in the Code) in which you have a direct or indirect Beneficial Ownership (as defined in the Code). You are not required to include holdings of shares of open end investment companies (mutual funds) other than those advised or subadvised by us.

Kindly complete the form below and return it to the Compliance Officer. If this is an Initial Holdings Report, it must be submitted no later than 10 days after the date on which the undersigned became an Access Person. The information set forth in an Initial Holdings Report and an Annual Holdings Report must be current as of a date no more than 45 days prior to the date on which the report is submitted.


-----------------------------------       --------------------------------------
  Title & Amount of Security                  Name of Broker, Dealer or Bank
(including exchange ticker symbol                 Maintaining Account At
or CUSIP number, number of shares          Which Any Securities are Maintained
      and principal amount)
-----------------------------------        -------------------------------------

-----------------------------------        -------------------------------------

-----------------------------------        -------------------------------------

-----------------------------------        -------------------------------------

-----------------------------------        -------------------------------------

(You may attach copies of your most recent brokerage statements in lieu of completing table above or please attach additional pages if you require more space)

I certify that the names of any brokerage firms or banks where I have an account in which any securities are held are disclosed above, except for the following:


Date:
     -------------------------------     ---------------------------------------
                                         Signature


                                         ---------------------------------------
                                         Print Name

                                                                    ATTACHMENT C

                        BROADMARK ASSET MANAGEMENT, LLC

                          QUARTERLY TRANSACTION REPORT
                          ----------------------------


This report must be submitted to the Compliance Officer no later than 30 days after the end of a calendar quarter.

Period of Report:  From ____________ to ____________________.

TRANSACTIONS
------------

                 No. of Shares or
Trade Date       Principal Amount      Security Description        Unit Price
----------      -----------------      --------------------    -----------------

----------      -----------------      --------------------    -----------------

----------      -----------------      --------------------    -----------------

----------      -----------------      --------------------    -----------------


NEW ACCOUNTS ESTABLISHED DURING THE QUARTER
-------------------------------------------

Name of Broker, Dealer            Name of Account and
       or Bank                       Account Number             Date Established
----------------------            --------------------          ----------------

----------------------            --------------------          ----------------

----------------------            --------------------          ----------------

----------------------            --------------------          ----------------

(Use additional sheets if necessary)


I certify that I have reported on this form, or that you have received duplicate brokerage confirmations/statements of, all transactions in Reportable Securities of which I had any direct or indirect beneficial ownership during the period covered by this report. I further certify that I have disclosed all new brokerage accounts in which I have beneficial ownership of securities.


Date:
     -------------------------------     ---------------------------------------
                                         Signature


                                         ---------------------------------------
                                         Print Name

                                                                    ATTACHMENT D

                        BROADMARK ASSET MANAGEMENT, LLC
                     REPORT ON OUTSIDE BUSINESS ACTIVITIES
                     -------------------------------------


To:         Compliance Officer

Subject:    Outside Business Activities
--------------------------------------------------------------------------------

Broadmark has responsibilities to maintain the highest standards of conduct in connection with its Code of Ethics. Employees, officers and outside Managers, therefore, must advise the Compliance Officer of any and all business activity, investments, and business relationships which may represent potential conflicts of interest or the appearance of potential conflicts.

Adviser officers and employees are not permitted to serve on the board of directors of any company, including a publicly traded company (but excluding charitable and non-profit organizations), without prior written authorization from the Compliance Officer.

Pursuant to the Code, all Covered Persons are required to submit to the Compliance Officer a description of any business activities outside of the Adviser in which you have a significant role, including all board of directors seats or offices that you hold. Please describe your outside business activities in the space provided below (use additional sheets if necessary).

If you do not have an outside business activity, please check the following box: [ ]

Additionally, please include information as to whether any family members serve on the boards of directors of any company, including a publicly traded company, are otherwise employed in a senior management capacity by a publicly-traded company or are employed by a brokerage firm or investment bank. Relevant information includes such family member's name, their relation to you, the company for which such family member works and their title within the organization.

If no family members serve on the boards of directors of any company, are otherwise employed in a senior management capacity by a publicly-traded company or are employed by a brokerage firm or investment bank, please check the following box: [ ]


Date:
     -------------------------------     ---------------------------------------
                                         Signature


                                         ---------------------------------------
                                         Print Name

                                                                     APPENDIX H2



                        BROADMARK ASSET MANAGEMENT, LLC

          POLICIES AND PROCEDURES RELATING TO POLITICAL CONTRIBUTIONS
          -----------------------------------------------------------
                     AND PAYMENTS TO THIRD PARTY SOLICITORS
                     --------------------------------------

POLICY:
-------

The Firm will not to seek to influence the award of advisory contracts by public pension plans by making or soliciting political contributions to those officials who are in a position to influence the awards of advisory contracts.

The "pay to play" rule (the "Rule"), Rule 206(4)-5 under the Investment Advisers Act of 1940, is limited to contributions to officials of government entities who can influence the hiring of an investment adviser in connection with money management mandates. These restrictions are triggered only in situations where a business relationship exists or will be established in the near future between the investment adviser and a government entity.

Under the Rule, it is unlawful for an adviser to receive compensation for providing advisory services to a government entity for a two-year period after the adviser or any of its covered associates makes a political contribution to a public official of a government entity or candidate for such office who is or will be in a position to influence the award of advisory business. It does not, however, flatly ban or limit the amount of political contributions an adviser or its covered associates can make. The Rule imposes a "time out," on receiving compensation for conducting advisory business with a government client for two years after certain contributions are made.

The Rule does not impose restrictions on activities such as making independent expenditures to express support for candidates, volunteering, making speeches, and other conduct, and it does not prevent anyone from making a contribution to any candidate, as covered associates may, under the de minimis exception to the two year time out provision, contribute $350 to candidates for whom they may vote, and $150 to other candidates. This de minimis exception is available only for contributions by individual covered associates, not the investment adviser itself. Under both exceptions, primary and general elections are considered separate elections.

DETAILS:
--------

      1. The Rule's two-year time out is triggered by a contribution to an "official" of a "government entity." An official includes an incumbent, candidate or successful candidate for elective office of a government entity if the office is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment adviser or has authority to appoint any person who is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment adviser. Government entities include all state and local governments, their agencies and instrumentalities, and all public pension plans and other collective government funds, including participant-directed plans such as 403(b), 457, and 529 plans. An investment adviser to certain pooled investment vehicles in which a government entity invests or is solicited to invest will be treated as though the adviser were providing or seeking to provide investment advisory services directly to the government entity.

      2. A "covered associate" is defined in the Rule as : (i) Any general partner, managing member or executive officer, or other individual with a similar status or function; (ii) Any employee who solicits a government entity for the investment adviser and any person who supervises, directly or indirectly, such employee; and (iii) Any political action committee controlled by the investment adviser or by any person described in (i) and (ii) of this definition.

      3. The Rule generally prohibits advisers from paying third parties to solicit government entities for advisory business unless such third parties are registered broker-dealers or registered investment advisers, in each case themselves subject to pay to play restrictions. An adviser is prohibited from providing or agreeing to provide, directly or indirectly, payment to any person for solicitation of government advisory business on behalf of such adviser unless that person is registered with the SEC and subject to pay to play restrictions either under the Rule or the rules of a registered national securities association.

      4. The Rule makes it unlawful for an adviser or any of its covered associates to do anything indirectly which, if done directly, would result in a violation of the Rule. This includes the solicitation or coordination of contributions.

PROCEDURES
----------

All covered associates must preclear any political contributions above the de minimis levels of $350 per candidate for whom the covered associate is entitled to vote, and $150 for other candidates, except as otherwise noted. On receipt of the request to make a contribution above those limits, the Compliance Officer or designee will assess whether the candidate meets the definition of an official of a government entity that would require the Firm to take a two year time out on conducting business with a government client. A request for preclearance must be made by email to the Compliance Officer, in advance of the contemplated contribution. No particular form is required, but the email must include sufficient detail for the Approving Officer to decide if the contribution is permissible.

No preclearance of contributions is required where the candidate is neither (a) running for state or local office nor (b) currently an official of a government entity as defined above.